POWER OF ATTORNEY

      Known by all these presents, that each of the undersigned hereby constitutes and appoints James Mannix, as such undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of such undersigned's Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports each of the undersigned may be required to file in connection with such undersigned's ownership, acquisition, or disposition of securities;

(2) do and perform any and all acts for and on behalf of each of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the forgoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, each of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of each of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      Each of the undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as each of the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned acknowledge that the forgoing attorney-in-fact, in serving in such capacity at the request of each of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

      This Power of Attorney shall remain in full force and effect until such undersigned is no longer subject to Section 16(a) under the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder, unless earlier revoked by such undersigned in a signed writing delivered to the foregoing attorney-in-fact.

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      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 10th day of January, 2007.

                             PERCEPTIVE LIFE SCIENCES MASTER FUND LTD.


                             /s/ Joseph Edelman
                             ---------------------------------------------------
                             By: Perceptive Advisors LLC, its investment manager
                             Name:  Joseph Edelman
                             Title: Managing Member


                             PERCEPTIVE ADVISORS LLC


                             /s/ Joseph Edelman
                             ---------------------------------------------------
                             Name:  Joseph Edelman
                             Title: Managing Member


                             /s/ Joseph Edelman
                             ---------------------------------------------------
                             JOSEPH EDELMAN


                             /s/ Michael Cho
                             ---------------------------------------------------
                             Michael Cho


                             /s/ Scott Bradley
                             ---------------------------------------------------
                             Scott Bradley